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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

     The consolidated financial statements of Tweeter Home Entertainment Group, Inc. included elsewhere in this Registration Statement reflect the reorganization described in Note 1 of Notes to Consolidated Financial Statements and a 1 for 1.524 reverse split of common stock which is to be effected prior to the effective date of the Offering. Upon completion of the above events and assuming that from April 24, 1998 to the date of such completion no other events have occurred which would affect the consolidated financial statements and notes thereto, we expect to be able to issue the following consent:

     "We consent to the use in this Registration Statement of Tweeter Home Entertainment Group, Inc. on Form S-1 of our report dated February 20, 1998 (May
  , 1998 as to Note 1), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Experts" in such Prospectus.

     Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Tweeter Home Entertainment Group, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Boston, Massachusetts
            , 1998"

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 24, 1998